Exhibit 10.2

Private & Confidential      December 1st, 2014
Attention: Super Micro Computer Taiwan, Inc.

RE: The Summary of Credit Facility
According to Supermicro’s needs of debt finance, CTBC Bank Co., Ltd. would like to propose the indicative bank facilities and terms below.

Product Type	Proposed Line amount	Tenor	Proposed Rate	Notes
Short term Loan	NTD 700MM	1 year	I1 + 0.25%	Collateral: Bade factory
OA loan	USD 17MM	1 year	COF(1M)+0.3%	1. Clean loan 2. each transaction’s tenor ≦ 120 days, 3. OA loan needs to provide list once drawn down. 4. OA loan is financed 80% of Invoice amount for each transaction

•	I1 is defined as CTBC Bank’s cost of New Taiwan Dollar fund.

•	COF is defined as CTBC Bank’s cost of US Dollar fund.

Collateral:
Bade factory

Term:
Above credit lines are totally capped to NTD 1,000MM.

Tenor: 1 year is from 1st Dec., 2014 to 30th Nov., 2015.

We look forward to having the opportunity to work with you to finance this important transaction. Should you have any questions on the proposed facilities and terms, please feel free to contact us.

Yours faithfully,
/s/CTBC Bank Co., Ltd.
CTBC Bank Co., Ltd.